December 12, 2016


First Trust Exchange-Traded Fund IV
120 East Liberty Drive, Suite 400
Wheaton, Illinois 60187


      Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund IV
                                     (the "Trust")

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be supplemented to add new Funds.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                               Very Truly Yours,

                               FIRST TRUST PORTFOLIOS L.P.


                               /s/ James M. Dykas
                               ----------------------------------------
                               James M. Dykas
                               Chief Financial Officer

AGREED AND ACKNOWLEDGED:

First Trust Exchange-Traded Fund IV

/s/ Donald P. Swade
------------------------------------------
Donald P. Swade
Treasurer, Chief Financial Officer and
Chief Accounting Officer



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                                   EXHIBIT A

-------------------------------------------------------   -------------------
FUNDS                                                            DATES
-------------------------------------------------------   -------------------
FIRST TRUST EXCHANGE-TRADED FUND IV
-------------------------------------------------------   -------------------
First Trust North American Energy Infrastructure Fund           03/31/18
-------------------------------------------------------   -------------------
First Trust Tactical High Yield ETF                             03/31/18
-------------------------------------------------------   -------------------
First Trust Senior Loan Fund                                    03/31/18
-------------------------------------------------------   -------------------
First Trust Strategic Income ETF                                03/31/18
-------------------------------------------------------   -------------------
First Trust Enhanced Short Maturity ETF                         03/31/18
-------------------------------------------------------   -------------------
First Trust Low Duration Opportunities ETF                      03/31/18
-------------------------------------------------------   -------------------
First Trust Heitman Global Prime Real Estate ETF                03/31/18
-------------------------------------------------------   -------------------
First Trust SSI Strategic Convertible Securities ETF            03/31/18
-------------------------------------------------------   -------------------


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